may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.


       (k) Termination. The rights granted pursuant to this Section 11 shall terminate at such time as the Company has registered your Registrable Securities in a Registered Offering or other registration. The demand registration rights granted under this Section 11 may be exercised only by demand of Holders of at least fifty one percent (51%) of the sum of (i) Warrant Shares which are Registrable Securities, and (ii) shares of Common Stock of the Company issuable upon exercise of the warrants granted pursuant to the Placement Agent Agreement. The demand registration rights granted under this Section 11 and the registration rights granted pursuant to the warrants granted in connection with the Placement Agent Agreement, including, without limitiation, Section 11 of the Placement Agent Warrant of even date herewith, shall all be deemed to be exercised simultaneously by a proper exercise under either this Warrant or the Placement Agent Warrant, and may be exercised not more than once in the aggregate.


       Section 12. Indemnification.


       (a) Indemnification. The Holders agree, if any of Holders' Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, to indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such holder, each of its officers and directors and each Person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such holders, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by you. Notwithstanding the foregoing, your liability under this subsection shall be limited in an amount equal to the initial price of the Registrable Securities sold by you, unless such liability arises out of or is based on willful misconduct by you.


              (g) Indemnification Procedure. Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


       Section 13. Redemption. The Company shall have the authority to redeem this Warrant at any time.

       Section 14. Applicable Law. This Warrant shall be construed in accordance with the laws of the Commonwealth of Virginia without giving effect to the conflicts of law provisions of such laws.




                                              SONUS COMMUNICATIONS, INC.

                                              By:
                                                   -------------------------
                                                   Charles W. Albo
                                                   Chief Executive Officer

EXERCISE NOTICE



Dated:
       ---------------------



       The undersigned hereby irrevocably elects to exercise his, her or its right to purchase _________ shares of the common stock, $__ par value per share (the "Common Stock"), of SONUS COMMUNICATIONS, INC., a Virginia corporation (the "Company"), such right being pursuant to a Warrant dated _________, 1998, and as issued to the undersigned by the Company, and remits herewith the sum of $______ in payment for same in accordance with the Exercise Price specified in Section 8 of said Warrant.


INSTRUCTIONS FOR REGISTRATION OF STOCK



Name:
                                                    --------------------------
     (Please typewrite or print in block letters)


Address:
         ---------------------------------


Signature:
           ------------------------------

ASSIGNMENT FORM




Dated:
       ---------------------





       For value received ____________________ hereby sells, assigns and transfers unto


       Name:
                                             --------------------------------
                    (Please typewrite or print block letters)


       Address:
                ---------------------------------------
                ---------------------------------------





  and appoints:
                ---------------------------------------
                ---------------------------------------



Attorney to transfer the said Warrant on the books of SONUS COMMUNICATIONS, INC. with full power of substitution in the premises.





                                             Signature:
                                                        ----------------------